Exhibit 10.1

FIRST AMENDMENT

This FIRST AMENDMENT (this “Amendment”) dated as of May 28, 2021 to the Credit Agreement referenced below is by and among Zynga Inc., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, a revolving credit facility has been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”) dated as of December 11, 2020 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Required Lender have agreed to the requested modifications to the Credit Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as amended hereby).

2.Amendment.

(a)The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Electronic Record” has the meaning assigned specified in Section 11.18.

“Electronic Signature” has the meaning assigned specified in Section 11.18.

“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).

(b)The definition of “Transformative Acquisition” is hereby deleted from Section 1.01 of the Credit Agreement.

(c)In Section 1.01 of the Credit Agreement, clause (e) of the definition of “Permitted Acquisition” is hereby amended to read as follows:

(e)[reserved]; and

(d)In Section 1.01 of the Credit Agreement, clause (f) of the definition of “Permitted Acquisition” is hereby amended to read as follows:

(f)[reserved].

(e)In Section 2.12 of the Credit Agreement, clause (b)(ii) is hereby amended to read as follows:

(ii)Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(f)In Section 7.03 of the Credit Agreement, clause (i) is hereby amended to read as follows:

(i)Investments to the extent that payment for such Investments is made with Equity Interests of the Borrower or with net proceeds of any substantially contemporaneous issuance of Equity Interests of the Borrower;

(g)In Article IX of the Credit Agreement, a new Section 9.13 is hereby added immediately following the end of Section 9.12 of the Credit Agreement (with a corresponding addition to the Table of Contents of the Credit Agreement) to read as follows:

9.13Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or the L/C Issuer (the “Credit Party”), whether or not in respect of any of the Secured Obligations due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative

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Agent forthwith on demand the Rescindable Amount received by such Credit Party  in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

(h)In Section 11.04 of the Credit Agreement, clause (b)(i) is hereby amended to read as follows:

(i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01),

(i)Section 11.18 of the Credit Agreement is hereby amended to read as follows:

11.18 Electronic Execution; Electronic Records; Counterparts.

This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  The Administrative Agent, each Lender and each of the Loan Parties (collectively, each a “Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative

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Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any other Party without further verification and (b) upon the request of the Administrative Agent or any Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.  The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents.

3.Conditions Precedent.  This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by a Responsible Officer of each Loan Party and by the Required Lenders.

4.Amendment is a Loan Document.  This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

5.Representations and Warranties.  Each Loan Party represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement (as amended hereby) or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the date hereof and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the date hereof, except that for purposes of this Section 5(a), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively and (b) no Default exists.

6.Reaffirmation of Obligations.  Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment and all transactions contemplated hereby, (b) affirms all of its obligations under the Credit Agreement (as amended hereby) and the other Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

7.Reaffirmation of Security Interests and Guarantees.  Each Loan Party (a) agrees that, notwithstanding the effectiveness of this Amendment, the Security Agreement and each of the other

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Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (b) confirms its guaranty of the Guaranteed Obligations and its grant of a security interest pursuant to the Collateral Documents in its assets that constitute Collateral as collateral therefor, all as provided in the Loan Documents as originally executed and (c) acknowledges that such guaranty and grant continues in full force and effect in respect of, and to secure, the Secured Obligations under the Credit Agreement and the other Loan Documents.

8.No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

9.Counterparts; Delivery.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

10.Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	ZYNGA INC.,
a Delaware corporation

	By:	/s/James Gerard Griffin
	Name:	James Gerard Griffin
	Title:	Chief Financial Officer

FIRST AMENDMENT

ZYNGA INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Joan Mok
	Name:	Joan Mok
	Title:	Vice President

FIRST AMENDMENT

ZYNGA INC.

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

	By:	/s/ Jason Auguste
	Name:	Jason Auguste
	Title:	Vice President

FIRST AMENDMENT

ZYNGA INC.

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Bruce S. Borden
Name:	Bruce S. Borden
Title:	Executive Director

FIRST AMENDMENT

ZYNGA INC.

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Gilroy D’Souza
Name:	Gilroy D’Souza
Title:	Vice President

FIRST AMENDMENT

ZYNGA INC.

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory

FIRST AMENDMENT

ZYNGA INC.